Pledge Contract

S/N: 37100420120003495

(This is a summary translation to be used for reference only)

Pledgee:	Agricultural Bank of China, Jinan Hi-Tech Development Zone Branch

Pledgor:	Trunkbow Asia Pacific (Shandong) Co. Limited

To ensure the performance of Domestic Factoring Contract (with Recourse) between the Pledgee and the Pledgor (“Master Contract”), the Pledgee and the Pledgor have entered into the following pledge contract as guarantee.

Article 1              Master Debt under the Guarantee and Amount of the Principal

The type of master debt under the guarantee is factoring financing with recourse, the principal amount of which is RMB 18,000,000.

Article 2              Scope of the Pledge Guarantee

The scope of this pledge guarantee includes the loan principal hereunder and interest, penalty interest, compound interest, default damages and other fees incurred by the creditor to realize the creditor claims.

Article 3              Right Pledged

The Pledgor agrees to pledge its creditor right to its accounts receivable (see details in the attached “List of Accounts Receivable Transferred”).

Article 4              The Pledgor’s Warranties

1.          The Pledgor has obtained all authorization necessary for the pledge.

2.          The Pledgor has full, uncontestable right to the item pledged.

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3.          The creditor right pledged may be transferred in accordance with the law.

4.          There is no application for cancellation of and annulling the creditor right, nor is there any dispute, seizure, freeze, litigation, arbitration on such right.

5.          The Pledgor has obtained consent from the joint owner regarding the pledge.

6.          The Pledgor will continue to make payments for all the fees associated with the pledged right and perform other legal obligations to ensure the effectiveness of such right during the period of the pledge.

7.          During the period of the pledge, the Pledgor will notify the Pledgee in writing upon the occurrence of any of the following:

(1)         Application for cancellation of and annulling the creditor right; any dispute, seizure, freeze, litigation, arbitration on such right;

(2)         The Pledgor is dissolved, having its license cancelled or is ordered to shut down;

(3)         The Pledgor files, or is forced to file, for bankruptcy, restructuring;

8.           There exists no situation that will affect the realization of the creditor’s right.

Article 5              Effectiveness of the Pledged Right

The effectiveness of the pledged right extends to subordination, yield and other asset and rights provided by law.

Article 6              Delivery and Safekeeping of the Certificates of the Pledged Right

1.          If necessary, the Pledgor must deliver the certificates of the pledged right to the Pledgee for safekeeping.

2.          If such certificates are in the form of bank draft, promissory note, check, warehouse receipts, bill of lading or loan certificates, they should be marked “pledged” on the back.

3.          If registration is required, the pledge must be registered.

4.          During the effective period of the pledge, the Pledgor shall not gift, transfer or dispose of the pledged right in any other form without the authorization of the Pledgee.

5.          During the effective period of the pledge, if the value of the pledged right decreases, the Pledgor has the right to ask the Pledgor to provide additional guarantee.

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Article 7              Transfer of the Pledged Right

If the Pledgee transfers some of the claims under the pledged right, the Pledgee has the right not to transfer the corresponding pledgee’s right.

Article 8              Realization of the Pledgee’s Right

1.            Upon the occurrence of any of the following, the Pledgee has the right to exercise its pledgee’s right, and has the right to decide how to apply the proceeds from the disposition of the pledged item:

(1)         The debt under the Master Contract is due and the Pledgee has not been fully repaid;

(2)         The debtor’s, or the Pledgor’s, license is revoked, or the debtor or the Pledgor is ordered to shut down or dissolved;

(3)         The debtor or the Pledgor is involved in a bankruptcy or settlement proceeding ordered by a court;

(4)         The debtor or the Pledgor is dead or declared missing or dead;

(5)         The pledged right is being cancelled or declared invalid, or is involved in any seizure, freeze, litigation, arbitration or other enforcement action;

(6)         The Pledgor fails to provide additional guarantee at the Pledgee’s request;

(7)         The Pledgor violates its obligations hereunder;

(8)         Other situations that will affect the realization of the creditor right.

2.            If the pledged bank draft, promissory note, check, warehouse receipts or bill of lading become due prior to the due date of the debt under the Master Contract, the Pledgee has the right to cash them out or take the delivery and use the proceeds to repay the debt in advance (or deposit them in escrow).

3.            If the claims under the guarantee are also guaranteed by using property as security, the Pledgee may use such property to realize its claim and may also ask such guarantor to assume responsibility.

4.            If the Pledgor is a party other than the debtor, the Pledgor agrees to continue to provide such guarantee as necessary.

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5.            If the proceeds from disposition of the pledged right and property is insufficient to repay all the debt due, the Pledgee has the right to decide the order of applying such proceeds with regard to the debt.

Article 9              Return of the Certificates of the Pledged Right

1.            Upon the full repayment of the debt under the Master Contract, the Pledgee must promptly return to the Pledgor all the certificates of the pledged right.

2.            If the Pledgor refuses to accept the return of such certificates, the Pledgor has the right to deposit them in escrow at the Pledgor’s cost.

Article 10             Liability for Breach

1.            Upon the occurrence of any of the following on the part of the Pledgor, the Pledgor must pay default damages and compensate the Pledgee for any resulting loss:

(1)         Failure to obtain valid authorization necessary for the pledge guarantee;

(2)         Withholding of information regarding dispute, bankruptcy proceeding, seizure, freeze, litigation or arbitration involving the pledge right;

(3)         Failure to provide certificates of the pledge right required;

(4)         Disposition of the pledge right without the Pledgee’s authorization;

(5)         Failure to provide additional guarantee at the Pledgee’s request;

(6)         Other acts in violation of the provisions herein.

2.            Upon the occurrence of any of the following on the part of the Pledgee, the Pledgee must compensate the Pledgor for any resulting loss:

(1)         Damage to or disappearance of certificates of the pledge right due to the Pledgee’s negligence;

(2)         Upon the expiration of the debt performance period, the Pledgor requests the Pledgee to exercise its pledgee right promptly but the Pledgee delays such exercise.

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Article 11          Sharing of fees

All fees paid to a third party in the performance of this contract will be assumed based on the agreement between the parties hereto. If no such agreement, such fees will be assumed according to the law or the equitable principle.

The laws and regulations referenced herein are those of the People’s Republic of China, including local statutes and regulations.

Article 12          Dispute Resolution

Any dispute arising from this contract must be resolved through consultation; if such consultation fails, the dispute may be submitted to the local people’s court.

During the period of the legal proceedings, the obligations hereunder not in dispute must continue to be carried out.

Article 14          Other Matters

The Pledgor has already received and read the Master Contract under the guarantee.

Article 15          Contract Effectiveness

This contract becomes effective upon execution.

Article 16          This contract is in duplicates, with one to each party.

Pledgee:	Agricultural Bank of China, Jinan Hi-Tech Development Zone Branch

Legal Representative: ZHANF Guiying

Pledgor:	/seal/ Trunkbow Asia Pacific (Shandong) Co. Limited

Legal Representative: /s/ HOU Wanchun

April 26, 2012

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